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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the inclusion in this Form 8-K of our report dated January 30, 2002. It should be noted that we have not audited any financial statements of Tilia International, Inc. subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.



                                                     ARTHUR ANDERSEN LLP


San Francisco, California
May 6, 2002